Exhibit 99.1

Holland & Knight

One Arts Plaza, 1722 Routh Street, Suite 1500 | Dallas, TX 75201 | T 214.964.9500 | F 214.964.9501
Holland & Knight LLP | www.hklaw.com

Brian Smith

+1 214-964-9464

brian.smith@hklaw.com

VIA EMAIL AND OVERNIGHT COURIER

November 12, 2025

Borealis Foods Inc.

Palmetto Gourmet Foods, Inc.
PGF Real Estate I, Inc.

PGF Real Estate II, Inc.

Borealis IP Inc.

Palmetto Gourmet Foods (Canada) Inc.
1540 Cornwall Road, Suite 104
Oakville, ON L6J 7W5

Attention: Reza Soltanzadeh, Pouneh Rahimi

Email: rs@palmettogf.com, prahimi@palmettogf.com

Re: Credit Agreement dated as of August 10, 2023 by and among Borealis Foods Inc., Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc., PGF Real Estate II, Inc., Borealis IP Inc., and Palmetto Gourmet Foods (Canada) Inc. as “Loan Parties” and Frontwell Capital Partners Inc., as “Lender” (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Capitalized terms not otherwise defined in this letter shall have the meanings assigned to such terms in the Credit Agreement.

Mr. Soltanzadeh and Ms. Rahimi:

My firm represents Frontwell Capital Partners Inc. (“Lender”) in connection with the Credit Agreement referenced above. As you are aware, and as my client has previously advised you on multiple occasions, multiple Events of Default have occurred, including Events of Default related to the failure to maintain the requisite levels of Excess Availability required under the Credit Agreement, the failure to timely repay and eliminate any overadvances as required under the Credit Agreement, and the failure to provide all financial reporting required under the Credit Agreement. Although my client has provided multiple notices of such of non-compliance, many such Events of Default have continued to date, including, without limitation, the Borrowers’ failure to maintain Excess Availability of at least $4,375,000 (presently, we understand that the Borrowers’ Excess Availability may only be approximately $501,000, well below the required threshold) and the Borrowers’ failure (since August, 2024) to timely remit Compliance Certificates in connection with the delivery of required financial reporting pursuant the Credit agreement.

Of course, my client is troubled by the continued non-compliance with the Credit Agreement and reserves all rights and remedies available as a result of such continued non-compliance. We understand that the Borrowers’ project to have ongoing needs for new liquidity. In light of such liquidity needs and outstanding non-compliance, my client has requested that the Loan Parties provide further detail regarding their future business plans and strategies to address future capital needs. However, to date, the Loan Parties have provided little (and insufficient) detail regarding how they intend to address and improve liquidity and financial performance, notwithstanding my client having requested this information for more than 2 weeks.

The Credit Agreement provides that the Borrowers are required to comply with Lender requests for additional records and information relating to the Borrowers’ business and financial performance and provide the Lender with access to the Borrowers’ accountants, officers, and other representatives for purposes of conducting such examination. Failure to comply with the Lender’s requests for additional financial information is itself an independent Event of Default under the Credit Agreement, and my client reserves all rights available if the Borrowers continue to fail to comply with the Lender’s requests for additional information regarding the Borrowers and their future financial performance.

Indeed, as a result of the continued Events of Default, my client elected to exercise its right to impose cash dominion with respect to the Borrowers’ deposit accounts. Although Frontwell is willing to continue to work collaboratively with the Loan Parties regarding their outstanding non-compliance, without having reliable financial projections, and competent personnel available to prepare and execute on such projections, it will be difficult, if not impossible, to productively engage in such negotiations. Frontwell cannot engage in productive, further negotiations regarding the outstanding Events of Default unless and until it receives further, reliable financial information regarding the Loan Parties, as required by the Credit Agreement.

Frontwell has repeatedly informed the Loan Parties that for Frontwell to engage in further negotiations concerning the Credit Agreement (including any potential forbearance agreement or other relief that the Loan Parties have requested), the Borrowers must install a competent, qualified financial advisor that will be able to help to address their operational and liquidity issues. Although Frontwell presented the Borrowers with the name of a competent, qualified firm (VRS Restructuring Services) that would be able to assist the Loan Parties with their concerns, the Borrowers did not act on that request and instead engaged another firm, Richter, without consultation or discussion with Frontwell, and before Frontwell could perform any diligence regarding Richter’s competence or qualifications to assist with this matter.

The qualification and competence of any advisory firm that will assist the Borrowers with navigating their outstanding restructuring is extremely important to my client. Thus, before any further negotiations regarding the Credit Agreement (including negotiations regarding any requested forbearance or other accommodations), my client must receive further detail regarding both (a) why the Loan Parties did not select VRS to assist with this engagement, and (b) the qualifications and terms of Richer’s engagement (including the names and qualifications of the Richter personnel that will assist the Borrowers, the terms of and pricing of the services to be furnished by Richter, a copy of the Richter engagement letter, and other materials requested by Frontwell), in order to allow Frontwell to make a meaningful assessment of the professionals that will be assisting the Borrowers during their operational restructuring. The receipt of this information is a crucial prerequisite to Frontwell entertaining any further requests for financial accommodations or other relief concerning the Credit Agreement (including any forbearance agreement requested by the Borrowers).

As my client has previously informed the Loan Parties, as a result of the outstanding Events of Default, my client has no obligation to honor any further requests for Revolving Loans, and any further Revolving Loans will not be extended unless Frontwell in its sole discretion elects to extend further Revolving Loans. This includes any requests for financial accommodations to pay fees for Richter, and unless and until the information requested above concerning the Borrowers’ financial advisor retention is provided to Frontwell’s satisfaction, Frontwell is not willing to entertain any further requests related to compensation for Richter or other unvetted advisors.

In order for any further negotiations to proceed, the Loan Parties must comply with their obligations under the Credit Agreement and promptly provide the Lender with all requested financial information. Without such information, my client may be left with little choice but to consider the pursuit of other remedies available as a result of the ongoing Events of Default. Of course, my client reserves all such available rights and remedies.

Nothing in this letter is intended to constitute, a waiver of any rights held by my Client with respect to the Credit Agreement and other Loan Documents, any modification of the Credit Agreement or any other Loan Document, or any course of dealing or other basis for altering any obligations of any Loan Party under the Credit Agreement or other Loan Documents.

Please contact me should you have any questions regarding the foregoing.

[Remainder of Page Intentionally Blank – Signature Page Follows]

/s/ Brian Smith
Brian Smith

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